Exhibit 99.2

Harbor Custom Development, Inc. Announces Closing of Initial Public Offering and Full Exercise of the Underwriters’ Over-allotment Option

Gig Harbor, WA, September 1, 2020 – Harbor Custom Development, Inc. (Nasdaq: HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the closing of its initial public offering of 2,031,705 shares of its common stock at the public offering price of $6.00 per share, which includes 265,005 shares sold upon full exercise of the underwriters’ option to purchase additional shares of common stock. The gross proceeds from Harbor Custom Development’s initial public offering were approximately $12.2 million, before deducting underwriting discounts, commissions and estimated offering expenses.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering. Aegis Capital Corp. acted as co-manager for the offering.

A registration statement on Form S-1 (File No. 333-237507) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on August 28, 2020. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Harbor Custom Development, Inc.

Headquartered in Gig Harbor, Washington, Harbor Custom Development, Inc. (Harbor) is a real estate development company involved in all aspects of the land development cycle including, land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. Harbor has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit website: https://harborcustomdev.com.

Forward Looking-Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “plans” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words, and include, without limitation, statements regarding Harbor Custom Development, Inc’s expectations regarding the completion and timing of the closing of the offering. Forward-looking statements are based on Harbor Custom Development, Inc’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to, and the completion of, the public offering. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Harbor Custom Development, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Investor Relations

Hanover International

IR@harborcustomdev.com

(866) 744-0974